UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    Form 8-K




                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934




      Date of Report (Date of earliest event reported): October 27, 1997




                           ASR INVESTMENTS CORPORATION
                           ---------------------------
             (Exact name of registrant as specified in its charter)



          MARYLAND                      1-9646                   86-0587826
       ---------------            ---------------------    ---------------------
       (State or other            (Commission File No.)    (IRS Employer ID No.)
jurisdiction of incorporation)



               335 North Wilmot, Suite 250, Tucson, Arizona 85711
               --------------------------------------------------
               (Address of principal executive office) (Zip Code)


                                 (520) 748-2111
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               Registrant's telephone number, including area code:


                                 Not Applicable
              -----------------------------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)

                          ASR INVESTMENTS CORPORATION

                           Current Report on Form 8-K


ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

         On October 27, 1997, the Company completed the acquisition from an independent third party the Arbor Tarrace Apartments, a two-phase community consisting of 276 units in Port Orchard, Washington (a suburb of Seattle). The seller contributed the property to Heritage Communities L.P. of which the Company is the general partner. The Company (i) obtained and assumed mortgage debts of $7,824,950, (ii) issued 86,184 shares of the Company's common stock and
(iii) paid $3,400,000 in cash to the seller.

         The community was built in 1995 and 1996. At October 27, 1997, the community had an average monthly rent of $627 ($0.71 per square foot) per month, and an average occupancy rate of 90%. The community's main competition for tenants comes from apartments in the surrounding area. As the community is relatively new, the Company does not plan to incur major capital improvement expenditures.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
          INFORMATION, AND EXHIBITS.

(a)      FINANCIAL STATEMENTS OF PROPERTIES ACQUIRED

         The required financial statements will be filed in an amendment to this Report on Form 8-K on or before January 9, 1998.

(b)       PRO FORMA FINANCIAL STATEMENTS

         The required pro forma financial statements will be filed in an amendment to this Report on Form 8-K on or before January 9, 1998.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASR INVESTMENTS CORPORATION



By: /s/ Joseph Chan
   ---------------------------------
Name: Joseph Chan
Its:  Executive Vice President, Chief Operating Officer,
      Secretary and Treasurer

November 6, 1997